UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2019

AZZ INC.
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:
817-810-0095

None
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12-b of this chapter)or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 9, 2019, AZZ Inc. (the "Company") held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved three proposals. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 28, 2019. The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1.    Election of nine directors each to serve for a one year term until the next annual shareholders meeting.

	For	Withheld	Broker Non-Votes

Daniel E. Berce	18,913,683	3,726,068	2,036,383
Paul Eisman	22,480,519	159,232	2,036,383
Daniel R. Feehan	21,787,933	851,818	2,036,383
Thomas E. Ferguson	22,416,668	223,083	2,036,383
Kevern R. Joyce	22,252,867	386,854	2,036,383
Venita McCellon-Allen	22,470,115	169,636	2,036,383
Ed McGough	22,355,396	284,355	2,036,383
Stephen E. Pirnat	22,350,050	289,701	2,036,383
Steven R. Purvis	22,333,957	305,794	2,036,383

Proposal 2.     Approval of the Say-On-Pay proposal on the Company’s executive compensation program.

For	Against	Abstain	Broker Non-Votes
22,424,797	184,314	30,640	2,036,383

Proposal 3.    Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2020.

For	Against	Abstain
24,537,157	109,252	29,725

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ INC.
Date: July 10, 2019	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary